As filed with the Securities and Exchange Commission on January 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Brigham Minerals, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	83-1106283
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5914 W. Courtyard Drive, Suite 200

Austin, Texas 78730

(512) 220-6350

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kari A. Potts

Vice President, General Counsel and Secretary

5914 W. Courtyard Drive, Suite 200

Austin, Texas 78730

(512) 220-6350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas G. Zentner

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(5)
Debt Securities(2)
Preferred Stock(2)
Class A Common Stock, par value $0.01 per share(2)
Depositary Shares(2)(3)
Warrants(2)
Guarantee of Debt Securities(2)(4)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)

There is being registered hereunder such indeterminate number or amount of debt securities, preferred stock, common stock, depositary shares and warrants as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(3)

The depositary shares being registered will be evidenced by depositary receipts issued under a deposit agreement. If Brigham Minerals, Inc. elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the deposit agreement.

(4)

The direct and indirect domestic subsidiaries of Brigham Minerals, Inc. listed on the following page may fully and unconditionally guarantee on an unsecured basis the debt securities registered hereunder and, therefore, have been listed as additional registrants for the purpose of providing guarantees relating to the debt securities registered hereunder. In accordance with Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is payable with respect to the guarantees of the debt securities being registered.

(4)

No separate consideration will be received for any securities being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities, the preferred stock, depositary shares or warrants being registered hereunder.

(5)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrants hereby defer payment of the registration fee required in connection with this Registration Statement.

*TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter**	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Brigham Minerals, LLC	Delaware	46-1225868
Rearden Minerals, LLC	Delaware	46-1614946
Brigham Resources, LLC	Delaware	30-0780410
Brigham Resources Management Holdings, Inc.	Delaware	46-2555365
Brigham Resources Management, LLC	Delaware	46-2565501

**

The address for each additional registrant’s principal executive office is 5914 W. Courtyard Drive, Suite 200, Austin, Texas 78730 and the telephone number of each additional registrant’s principal executive office is (512) 220-6350.

PROSPECTUS

Brigham Minerals, Inc.

Debt Securities

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Guarantees of Debt Securities of Brigham Minerals, Inc.

Brigham Minerals, LLC

Rearden Minerals, LLC

Brigham Resources, LLC

Brigham Resources Management Holdings, Inc.

Brigham Resources Management, LLC

We may offer and sell an indeterminate amount the securities identified above (the “securities”) from time to time in one or more offerings. This prospectus provides you with a general description of the securities. This prospectus also covers guarantees of our obligations under any debt securities (the “Debt Securities”), which may be given from time to time by one or more of our direct or indirect domestic subsidiaries, on terms to be determined at the time of the offering.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. Any supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “MNRL.” On December 31, 2021, the last reported sale price of our Class A common stock on the New York Stock Exchange was $21.09 per share.

Investing in our securities involves risks. See “Risk Factors” on page 8 of this prospectus and any similar section contained in any applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 13, 2022.

You should rely only on the information contained in this prospectus and any prospectus supplement or free writing prospectus prepared by us or on behalf of us or the information to which we have referred you. We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the SEC, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell an indeterminate amount of any combination of the securities described in this prospectus from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the offer and sale of the securities covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the securities covered to this prospectus, you should refer to the registration statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.brighamminerals.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and investors should not rely on such information in making a decision to purchase our Class A common stock.

We furnish or make available to our stockholders annual reports containing our audited financial statements prepared in accordance with GAAP. We also furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our securities. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.

•	Our Annual Report on Form 10-K for the year ended December 31, 2020;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2021;

•	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2021, June 30, 2021 and September 30, 2021;

•	Our Current Reports on Form 8-K filed on February 24, 2021, March 29, 2021, May 27, 2021, June 30, 2021, July 9, 2021, November 8, 2021 and December 17, 2021; and

•

The description of our Class  A common stock included in our Registration Statement on Form 8-A, filed on April 15, 2019, including any amendments or reports filed for the purpose of updating, changing or otherwise modifying such description, including Exhibit 4.7 of our Annual Report on Form 10-K for the year ended December 31, 2019.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the registration statement, shall be deemed to be incorporated by reference in this prospectus until the termination of each offering under this prospectus.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

5914 W. Courtyard Drive, Suite 200

Austin, Texas 78730

(512) 220-6350

Attention: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other that the date on the front of each document.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of Exchange Act. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In particular, our statements regarding the ongoing COVID-19 pandemic and its expected impact on our business, financial position, results of operations and cash flows are forward-looking statements. When used in this prospectus, the words “may,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions and the negative of such words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Such statements may be influenced by factors that could cause actual outcomes and results to differ materially from those projected. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus.

The following important factors, in addition to those discussed elsewhere in this prospectus, could affect the future results of the energy industry in general, and our company in particular, and could cause actual results to differ materially from those expressed in such forward-looking statements:

•	our ability to execute on our business objectives;

•	the effect of changes in commodity prices;

•	the level of production on our properties;

•	risks associated with the drilling and operation of oil and natural gas wells;

•	the availability or cost of rigs, equipment, raw materials, supplies, oilfield services, or personnel;

•	legislative or regulatory actions pertaining to hydraulic fracturing, including restrictions on the use of water;

•	the availability of pipeline capacity and transportation facilities;

•	the effect of existing and future laws and regulatory actions;

•	the impact of derivative instruments;

•	conditions in the capital markets and our ability to obtain capital on favorable terms or at all;

•	the overall supply and demand for oil, natural gas and NGLs, and regional supply and demand factors, storage availability, delays, or interruptions of production, including voluntary shut-ins;

•	operator budget constraints and their ability to obtain capital on favorable terms or at all;

•

the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls;

•	competition from others in the energy industry;

•	the impact of reduced drilling activity in our focus areas and uncertainty in whether development projects will be pursued;

•	global or national health events, including the ongoing outbreak and resulting economic effects of the COVID-19 pandemic;

•

the effects of current or future litigation, including the recent U.S. Supreme Court ruling involving the Muscogee (Creek) Nation reservation in Eastern Oklahoma and similar rulings regarding reservations;

•	uncertainty of estimates of oil and natural gas reserves and production;

•	the cost of developing the oil and natural gas underlying our properties;

•	our ability to replace our oil, natural gas and NGL reserves;

•	our ability to identify, complete and integrate acquisitions;

•	title defects in the properties in which we invest;

•	the cost of inflation;

•	technological advances;

•	weather conditions, natural disasters and other matters beyond our control;

•	general economic, business, political or industry conditions; and

•	certain factors discussed elsewhere in this prospectus.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. Before you invest, you should be aware that the occurrence of any of the events described in “Risk Factors” or “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q, any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference herein, and any risk factors included in any applicable prospectus supplement could substantially harm our business, results of operations and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus or the documents incorporated by reference herein.

ABOUT BRIGHAM MINERALS, INC.

Overview

We formed our company to acquire and actively manage a portfolio of mineral and royalty interests in the core of what we view as the most active, highly economic, liquids-rich resource plays across the continental United States. Our primary business objective is to maximize risk-adjusted total return to our shareholders through (i) the organic growth of our free cash flow generated from our existing mineral portfolio and (ii) the continued sourcing and execution of accretive mineral acquisitions in the core of highly economic, liquids-rich resource plays. As of September 30, 2021, we owned 85,575 net royalty acres across 35 counties within the Delaware and Midland Basins in West Texas and New Mexico, the SCOOP/STACK plays in the Anadarko Basin of Oklahoma, the Denver-Julesburg (“DJ”) Basin in Colorado and Wyoming and the Williston Basin in North Dakota.

Our Corporate Information

Our principal executive offices are located at 5914 W. Courtyard Drive, Suite 200, Austin, Texas 78730, and our telephone number at that address is (512) 220-6350. Our website address is www.brighamminerals.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K as well as the other information contained, or incorporated by reference, in this prospectus, before deciding to invest in our securities. Any of these risks could materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In addition, these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or those that we currently view to be immaterial could also materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In any such case, you may lose all or a part of your investment in our securities. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities for general corporate purposes, which may include repayment of indebtedness, financing of future mineral and royalty acquisitions and capital expenditures and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in any applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.” Except as we may otherwise indicate, the terms of the Senior Indenture and the Subordinated Indenture are identical.

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, our rights and the rights of our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

All references in this section of the prospectus to “we,” “our,” “ours,” “us” and the “Company” are Brigham Minerals, Inc., the issuer of the Debt Securities, and not to its subsidiaries.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Subordinated Indenture) as described under “—Subordination of Subordinated Debt Securities” or in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our Class A common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, one or more subsidiary guarantors (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “—Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from the Debt Securities of any other series);

(2)	whether the Debt Securities of the series are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether the Debt Securities of the series will have the benefit of the Subsidiary Guarantees of the Subsidiary Guarantors;

(4)	any limit upon the aggregate principal amount of the Debt Securities of the series;

(5)	each date on which the principal of the Debt Securities of the series will be payable;

(6)

any person to whom any interest on the Debt Securities of the series shall be payable, if other than the person in whose name that Debt Security is registered at the close of business on the record date for such interest;

(7)

the interest rate that the Debt Securities of the series will bear, the date or dates from which any such interest shall accrue, the interest payment dates and the record date for any such interest payable on any interest payment date;

(8)	each place where the principal of and any premium and interest on the Debt Securities of the series will be payable;

(9)

the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities of the series may be redeemed, in whole or in part, at our option and, if other than by a Board Resolution, the manner in which any election by us to redeem such Debt Securities shall be evidenced;

(10)	any sinking fund or analogous provisions or option of the holders that would obligate us to redeem or purchase the Debt Securities of the series;

(11)	the portion of the principal amount, if less than all, of the Debt Securities of the series that will be payable upon declaration of acceleration of the Maturity of such Debt Securities;

(12)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Debt Securities of the series shall be issuable;

(13)

if the principal amount of or any premium or interest of any Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(14)

if other than U.S. dollars, the currency or currency units in which the payments of or any premium or interest on any Debt Securities of the series shall be payable and the manner of determining the equivalent thereof in U.S. dollars;

(15)

if the principal amount of or any premium or interest on the Debt Securities of the series is to be payable, at our election or at the election of the Holder thereof, in one or more currencies or currency units other than that or those in which such Debt Securities are stated to be payable, the currency or currencies or currency units in which the principal of or any premium or interest on such Debt Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(16)

if the principal amount payable to the Stated Maturity of the Debt Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Debt Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(17)	whether the Debt Securities of the series are defeasible and, if other than by a Board Resolution, the manner in which any election by us to defease such Debt Securities shall be evidenced;

(18)

if applicable, that the Debt Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Securities, and any transfer of such Global Securities in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(19)

any addition to or change in the Events of Default which applies to the Debt Securities of the series and any change in the right of the Trustee or the requisite Holders of such Debt Securities to declare the principal amount due and payable;

(20)

whether the Debt Securities of the series are convertible into our Class A common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(21)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities of the series; and

(22)	any other terms of the Debt Securities of the series not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

(1)

the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

(2)

the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

(3)

the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series would have been subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “—Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration, call for redemption, offer to purchase or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)

the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor Depositary within 90 days;

(2)

an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

(3)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“Participants”) and to persons that may hold beneficial interests through Participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its Participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to Participants’ interests) or any such Participant (with respect to interests of Persons held by such Participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, convey, sell, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “Successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)

the Successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Debt Securities and the performance or observance of our covenants under the Indenture;

(2)

immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing;

(3)

if, as a result of any such consolidation or merger or such transfer, conveyance, sale, lease or other disposition, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, the Debt Securities are secured equally and ratably with (or prior to) all indebtedness secured thereby;

(4)	any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement are met; and

(5)

we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, conveyance, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

The Successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Unless otherwise specified in the prospectus supplement, except in a transaction resulting in the release of a Subsidiary Guarantor in accordance with the terms of the Indenture, each Subsidiary Guarantor may not, and the Company may not permit any Subsidiary Guarantor to, consolidate or merge with or into any Person (other than the Company or another Subsidiary Guarantor) or permit any Person (other than another Subsidiary Guarantor) (such Person, the “Successor Subsidiary Guarantor”) to consolidate or merge with or into such Subsidiary Guarantor or transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets unless:

(1)

the Successor Subsidiary Guarantor (if not the Subsidiary Guarantor) is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and expressly assumes the due and punctual payment of all obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and the Indenture and the performance of the Subsidiary Guarantor’s covenants under the Indenture; and

(2)

we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, conveyance, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

The Successor Subsidiary Guarantor (if not the Subsidiary Guarantor) will be substituted for the Subsidiary Guarantor under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, the Subsidiary Guarantor will be relieved from any further obligations under such Indenture and its Subsidiary Guarantee.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)

failure to pay any interest on any Debt Security of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)

failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)

failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

(5)

failure to perform any of our or any Subsidiary Guarantor’s other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)

certain events of bankruptcy, insolvency, reorganization or other similar laws affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor;

(7)

if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture); and

(8)	any other Event of Default provided in respect of any Debt Security of that series in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default with respect to us described in clause (6) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to us described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)

the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)

the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities of any series, when authorized by a Board Resolution, in certain circumstances, including:

(1)

to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to Holders of Debt Securities;

(2)	to add to the covenants for the benefit of the Holders of any series of Debt Securities or to surrender any right or power conferred upon us under the terms of the Indenture;

(3)	to add any additional Events of Default for the benefit of the Holders of any series of Debt Securities;

(4)	to provide for Debt Securities in bearer form, registrable or not registrable as to principal, with or without interest coupons, or to provide for uncertificated Debt Securities;

(5)	to secure the Debt Securities;

(6)	to establish the form or terms of any series of Debt Securities;

(7)	to evidence and provide for the acceptance of appointment under the Indenture of a successor trustee;

(8)	to cure any ambiguity, defect or inconsistency;

(9)

to make any other provisions with respect to matters or questions under the Indenture, provided that such action may not adversely affect the interests of the Holders of any series of Debt Securities in any material respect;

(10)	to add Subsidiary Guarantors; or

(11)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place where, or the currency in which, any Debt Security or any premium or interest thereon is payable;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security in a manner adverse to the Holders;

(6)

modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

In determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)

the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)

if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)

the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder when:

(1)

either (a) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or (b) all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)

we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance

The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective

Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)

we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in Federal income tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit;

(3)

such deposit and defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) (assuming all Debt Securities are in default within the meaning of such Act);

(4)

such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(5)

in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof;

(6)

we have delivered to the Trustee an Officers’ Certificate to the effect that neither such Debt Securities nor any other Debt Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit;

(7)	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and

(8)	we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance have been complied with.

Covenant Defeasance

The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clause (7) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must irrevocably deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4), (5), (6), (7) and (8) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Debt Securities, the Indentures or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee

If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor

Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee

Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.

Our authorized capital stock consists of 400,000,000 shares of Class A common stock, par value $0.01 per share, 150,000,000 shares of Class B common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

As of December 31, 2021, there were 47,595,163 shares of our Class A common stock outstanding, 11,371,517 shares of our Class B common stock outstanding, and no shares of our preferred stock outstanding.

Class A Common Stock

Voting Rights. Except as provided by law or in a preferred stock designation, holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Except as otherwise required by law, holders of Class A common stock are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”).

Dividend Rights. Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of Class A common stock are entitled to receive ratably in proportion to the shares of Class A common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our Class A common stock.

Class B Common Stock

Generally. In connection with the consummation of our IPO, certain members of our management and other prior investors, including affiliates of Yorktown Partners LLC (“Yorktown”) and Pine Brook Road Advisors, LP (“Pine Brook” and, together with Yorktown, the “Sponsors”) (each an “Original Owner”) received one share of Class B common stock for each Brigham LLC Unit that it held. Shares of Class B common stock are not be transferrable except in connection with a permitted transfer of a corresponding number of Brigham LLC Units. Accordingly, each Original Owner has a number of votes in Brigham Minerals equal to the aggregate number of Brigham LLC Units that it holds.

Voting Rights. Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

Dividend Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock.

Liquidation Rights. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of Brigham Minerals.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are not subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•

provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors constituting our board of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, the terms of the Stockholders’ Agreement dated April 23, 2019, by and among Brigham Minerals and the stockholders named therein, entered into in connection with our IPO or, if applicable, the rights of holders of a series of our preferred stock, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum;

•	provide that our bylaws can be amended by the board of directors;

•

provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of our preferred stock with respect to such series;

•	provide that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of not less than 66 2/3% of our then outstanding shares of common stock;

•

provide that special meetings of our stockholders may only be called by our board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the members of the board of directors serving at the time of such vote;

•

provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors that may be elected by holders of our preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors;

•

provide that the affirmative vote of the holders of not less than 66 2/3% in voting power of all then outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office, and such removal may only be for “cause”; and

•	prohibit cumulative voting on all matters.

Corporate Opportunity

Under our amended and restated certificate of incorporation, to the extent permitted by law:

•

our Sponsors and their affiliates have the right to, and have no duty to abstain from exercising such right to, conduct business with any business that is competitive or in the same line of business as us, do business with any of our clients or customers, or invest or own any interest publicly or privately in, or develop a business relationship with, any business that is competitive or in the same line of business as us;

•	if our Sponsors or their affiliates acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us; and

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•

any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or

•

any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. This provision would not apply to claims brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable. In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current and future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that is in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Registration Rights

For a description of registration rights with respect to our Class A common stock held by the Original Owners, see the information under the heading “Certain Relationships and Related Party Transactions—Registration Rights Agreement” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2021, which is incorporated by reference herein.

On December 15, 2021, we entered into a Registration Rights Agreement with Principle Energy, LLC, a Louisiana limited liability company (“Principle”), and Regal Petroleum LLC (d/b/a Regal Royalty, LLC), a Louisiana limited liability company (“Regal” and, together with Principle, the “Sellers”), pursuant to which we are required to cause a shelf registration statement to be filed and become effective to permit the resale of certain shares of our Class A common stock issued to the Sellers in connection with our acquisition of certain mineral and royalty interests from the Sellers. The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.3 to the registration statement of which this prospectus forms a part and incorporated herein by reference.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company.

Listing

Our Class A common stock is listed on the NYSE under the symbol “MNRL.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Class A common stock, preferred stock or any combination thereof. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1)	the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

(2)	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3)	the United States federal income tax consequences applicable to the warrants;

(4)	the amount of the warrants outstanding as of the most recent practicable date; and

(5)	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may use one or more of the following methods when selling securities under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales and delivery of shares of our Class A common stock to close out short positions;

•	sales by broker-dealers of shares of our Class A common stock that are loaned or pledged to such broker-dealers;

•	“at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We prepare prospectus supplements that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Brigham Minerals, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we may name in any applicable prospectus supplement.

EXPERTS

The consolidated and combined financial statements of Brigham Minerals, Inc. as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimates of our reserves and related future net cash flows related to our properties as of December 31, 2020 incorporated by reference herein were based upon a reserve report audited by independent petroleum engineers, CG&A. Such estimates have been so incorporated in reliance on the authority of such firm as an expert in such matters.

Brigham Minerals, Inc.

PROSPECTUS

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the securities offered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing and engraving expenses		**
Transfer agent and registrar fees		**
Miscellaneous		**

Total	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability:

•	for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or that involve intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities under arising under the Securities Act and the Exchange Act, that may be incurred by them in their capacity as such.

The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of us and our directors and officers, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

2.1	Master Reorganization Agreement, dated April 17, 2019, by and among Brigham Minerals, Inc. and the parties named therein (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on April 22, 2019)

2.2	Contribution and Distribution Agreement, dated April 23, 2019 by and among Brigham Minerals, Inc. and the parties named therein (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on April 29, 2019)

4.1	Registration Rights Agreement, dated April 23, 2019, by and among Brigham Minerals, Inc. and the stockholders named therein (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on April 29, 2019)

4.2	Stockholders’ Agreement, dated April 23, 2019, by and among Brigham Minerals, Inc. and the stockholders named therein (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on April 29, 2019)

4.3	Registration Rights Agreement, dated December 15, 2021, by and among Brigham Minerals, Inc. and the stockholders named therein (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on December 17, 2021)

4.4*	Form of Deposit Agreement, including form of Depositary Receipt

Exhibit Number	Description

4.5*	Form of Class A common stock Warrant Agreement

4.6*	Form of Preferred Stock Warrant Agreement

4.7*	Form of Debt Securities

4.8**	Form of Senior Indenture

4.9**	Form of Subordinated Indenture

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of KPMG LLP

23.2**	Consent of Cawley, Gillespie & Associates, Inc.

23.3**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page of this Registration Statement)

25.1***	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture

25.2***	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

*	To be filed by amendment or as an exhibit to a document that is incorporated by reference herein.
**	Filed herewith.
***	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the registrant is subject to Rule 430B,

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that:

(1)

in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)

that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(7)

to file an application for the purpose of determining the eligibility of the trustee under each the Senior Debt Indenture and the Subordinated Debt Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 13, 2022.

BRIGHAM MINERALS, INC.

By:	/s/ Robert M. Roosa
Robert M. Roosa
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Kari A. Potts, Robert M. Roosa and Blake C. Williams, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on January 13, 2022.

Name	Title

/s/ Ben M. Brigham Ben M. Brigham	Executive Chairman

/s/ Robert M. Roosa Robert M. Roosa	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Blake C. Williams Blake C. Williams	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Jon-Al Duplantier Jon-Al Duplantier	Director

/s/ W. Howard Keenan, Jr. W. Howard Keenan, Jr.	Director

/s/ A. Lance Langford A. Lance Langford	Director

Name	Title

/s/ James R. Levy James R. Levy	Director

/s/ Richard K. Stoneburner Richard K. Stoneburner	Director

/s/ John R. Sult John R. Sult	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 13, 2022.

BRIGHAM MINERALS, LLC REARDEN MINERALS, LLC BRIGHAM RESOURCES, LLC BRIGHAM RESOURCES MANAGEMENT HOLDINGS, INC. BRIGHAM RESOURCES MANAGEMENT, LLC

By:	/s/ Robert M. Roosa
Robert M. Roosa
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Kari A. Potts, Robert M. Roosa and Blake C. Williams, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on January 13, 2022.

Name	Title

/s/ Ben M. Brigham Ben M. Brigham	Executive Chairman

/s/ Robert M. Roosa Robert M. Roosa	Chief Executive Officer (Principal Executive Officer)

/s/ Blake C. Williams Blake C. Williams	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Kari A. Potts Kari A. Potts	Vice President, General Counsel and Secretary